EXHIBIT 5.1


                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600


                                January 28, 2002


West Metro Financial Services, Inc.
361 Memorial West Drive
Dallas, Georgia  30132

     Re:  REGISTRATION  OF  200,000  SHARES  OF  COMMON  STOCK  ON  FORM  SB-2

Ladies and Gentlemen:

     We have acted as counsel to West Metro Financial Services, Inc. (the "Company"), a Georgia corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form SB-2, as amended (the "Registration Statement"), of 200,000 shares (the "Shares") of common stock, $1.00 par value (the "Common Stock"), of the Company.

     In this capacity, we have examined (1) the Registration Statement, which is to be filed with the Securities Exchange Commission (the "Commission") as soon as practicable, (2) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares, and (3) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares are duly authorized, and when the Shares are issued and delivered to investors, as described in the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus which is incorporated by reference in the Registration Statement.

                                Very truly yours,


                             /s/  POWELL, GOLDSTEIN, FRAZER & MURPHY


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